Exhibit 32
Certifications Accompanying this Annual Report on Form 10-K

EXHIBIT 32(a)
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
In connection with the Annual Report on Form10-K of First McMinnville Corporation (the “Company”) for the year ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”) I, Thomas D. Vance, Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:
(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
March 13, 2007

/s/ Thomas D. Vance
Thomas D. Vance, President and
Chief Executive Officer

EXHIBIT 32(b)
CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
In connection with the Annual Report on Form10-K of First McMinnville Corporation (the “Company”) for the year ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”) I, Kenny D. Neal, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:
(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
March 13, 2007

/s/ Kenny D. Neal
Kenny D. Neal, Senior Vice President
and Chief Financial Officer